Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Year Ended August 31, 2014

Name	Incorporation	Percent Owned
Penford Corporation	Washington

Penford Products Co.	Delaware	100%

Penford Carolina LLC	Delaware	100%

Carolina Starches, LLC	South Carolina	100%